UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2017

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

300 SW Broad Street,
Southern Pines, NC 28387	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective March 3, 2017, First Bancorp (the “Company”), the holding company for First Bank, completed its previously announced merger with Carolina Bank Holdings, Inc. (“CLBH”), the holding company for Carolina Bank, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of June 21, 2016 (the “Merger Agreement”), by and between the Company and CLBH, whereby CLBH merged with and into the Company (the “Merger”), with the Company surviving.

Under the terms of the Merger Agreement, CLBH shareholders have the right to receive either $20.00 in cash or 1.002 shares of the Company’s common stock, or a combination thereof, for each CLBH share they owned immediately prior to the Merger, subject to the limitation that 25% of the outstanding shares of CLBH common stock will be exchanged for cash and 75% of the outstanding shares of CLBH common stock will be exchanged for shares of the Company’s common stock.

Immediately following the consummation of the Merger, Carolina Bank, a North Carolina-chartered commercial bank, merged with and into First Bank, a North Carolina-chartered commercial bank, with First Bank surviving.

The foregoing description of the Merger Agreement and the transactions described herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to a First Supplemental Indenture dated March 3, 2017, by and between the Company and Wells Fargo Bank, National Association, as Trustee, the Company assumed all of CLBH’s obligations with respect to its outstanding trust preferred securities, including $10,310,000 of unsecured junior subordinated debt, due 2035, related to Carolina Capital Trust, an unconsolidated Delaware statutory trust, with an interest rate equal to LIBOR plus 2.00%.

The transaction documents governing the trust preferred securities, including the supplemental indenture and the original indenture have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish a copy of such transaction documents to the Securities and Exchange Commission upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Donald H. Allred and Abby J. Donnelly, each of whom were members of the CLBH Board of Directors immediately prior to the consummation of the Merger, were appointed to the Company’s Board of Directors, which has been expanded to 12 members.

On March 9, 2017, the Company entered into the First Amendment of the Employment Agreement made and entered into on August 28, 2012 by and between the Company and Richard H. Moore (the “First Amendment”).  The First Amendment revises certain post termination health care benefits; amends provisions related to a Change in Control and Competitive Business Activities; includes a provision regarding compliance with Section 280G of the Internal Revenue Code; and amends base salary, short-term and long-term incentives as approved by the Company’s Compensation Committee and Board of Directors.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Second Amended and Restated Bylaws

Effective upon the consummation of the Merger, on March 3, 2017, the Company’s Board of Directors amended and restated the bylaws for the second time (as so amended and restated, the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws replace and supersede in their entirety the then existing Amended and Restated Bylaws of the Company (the “Prior Bylaws”) Substantive amendments to the Prior Bylaws include:

•	Shareholder Proposals. The Prior Bylaws provided that, for a shareholder to properly bring business before the annual meeting the shareholder had to give written notice not less than sixty (60) nor more than ninety (90) days before the first anniversary of the preceding year’s annual meeting. The Second Amended and Restated Bylaws revise this notice period to not less than sixty (60) days before the first anniversary of the mailing date of the Company’s proxy statement in connection with the last annual meeting and do not have a maximum amount of time within which notice may be given.

•	Number of Directors. The Prior Bylaws provided that the Company’s Board of Directors would consist of not less than three (3) nor more than eighteen (18) directors. The Second Amended and Restated Bylaws increase these numbers to not less than seven (7) nor more than twenty-five (25) directors.

•	Age of Directors. The Prior Bylaws provided that no individual could serve on the Board of Directors at any time after such individual’s seventy-fifth (75th) birthday. The Second Amended and Restated Bylaws reduce the maximum age at which a director may stand for election to seventy-two (72), absent specific approval of an exception by the Board.

•	Notice of Director Nominations by Shareholders. The Prior Bylaws provided that a shareholder wishing to nominate a director had to provide the Company notice not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. The Second Amended and Restated Bylaws change this notice period to not less than fifty (50) nor more than seventy-five (75) days before the first anniversary of the date of the Company’s proxy statement in connection with the last meeting of shareholders called for the election of directors.

•	Cumulative Voting. The Prior Bylaws provided that shareholders could cumulate their votes for the election of directors if the proxy statement so provided or if the shareholder wishing to do so gave notice of such intent. This right has been eliminated by the Second Amended and Restated Bylaws to be consistent with Section 55-7-28(e) of the North Carolina Business Corporation Act, which effectively eliminated cumulative voting for most publicly-traded North Carolina corporations.

•	Evaluation of Business Combinations. The Prior Bylaws did not speak to the evaluation of business combinations by the Board of Directors. The Second Amended and Restated Bylaws provide that the Board of Directors shall, in conjunction with the exercise of its judgment in determining what is in the best interests of the Company, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers, and other constituents of the Company and in the communities in which the Company operates or is located.

•	Indemnification. The Second Amended and Restated Bylaws clarify and modernize the indemnification provisions of the Prior Bylaws by providing that 1) the Company shall not be liable to indemnify a claimant for any amounts paid in settlement of any proceeding without the Company’s written consent; and 2) no claimant shall be entitled to bring suit against the Company until sixty (60) days after a written claim has been received by the Company.

•	Exclusive Forum. The Second Amended and Restated Bylaws designate North Carolina courts as the exclusive forum to resolve disputes pertaining to certain corporate governance matters.

The Second Amended and Restated Bylaws also contain various technical, conforming and clarifying changes that more accurately reflect the currently applicable provisions of the North Carolina Business Corporation Act and the Company’s governance practices.

The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Additional Information About the CLBH Acquisition and Where to Find It

The Company has filed relevant documents concerning the CLBH acquisition with the SEC, including a registration statement on Form S-4 which includes a proxy statement/prospectus. Shareholders of CLBH can obtain a free copy of the proxy statement/prospectus, as well as other filings by the Company, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to: First Bancorp, 300 SW Broad Street, Southern Pines, NC, Attention: Investor Relations.

SHAREHOLDERS OF CLBH ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 21, 2016 by and between First Bancorp and CLBH (which is hereby incorporated by reference to Appendix A to the document that is a part of the Form S-4 Registration Statement filed on October 24, 2016).

3.1	First Amendment of the Employment Agreement made and entered into on August 28, 2012 by and between the Company and Richard H. Moore, dated as of March 9, 2017.

4.1	Second Amended and Restated Bylaws of First Bancorp, dated as of March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

Date: March 9, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 21, 2016 by and between First Bancorp and CLBH (which is hereby incorporated by reference to Appendix A to the document that is a part of the Form S-4 Registration Statement filed on October 24, 2016).

3.1	First Amendment of the Employment Agreement made and entered into on August 28, 2012 by and between the Company and Richard H. Moore, dated as of March 9, 2017.

4.1	Second Amended and Restated Bylaws of First Bancorp, dated March 3, 2017.